UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     July 11, 2008
(Date of earliest event reported)

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

     Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On July 10, 2008, Hercules Incorporated, a Delaware corporation (“Hercules”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ashland Inc., a Kentucky corporation (“Ashland”), and Ashland Sub One, Inc., a Delaware corporation and wholly owned subsidiary of Ashland (“Merger Sub”), pursuant to which, on the terms set forth in the Merger Agreement, Merger Sub will be merged with and into Hercules, with Hercules surviving as a wholly owned subsidiary of Ashland (the “Merger”). The Merger is expected to close by the end of calendar year 2008.

     At the effective time of the Merger, each share of Hercules common stock will be converted into the right to receive 0.093 of a share of Ashland common stock, par value $0.01 per share, and $18.60 in cash, without interest, which merger consideration has a value of approximately $23.01 per Hercules share based on Ashland’s July 10 closing stock price. In addition, all of Hercules employee equity awards will vest immediately prior to the effective time of the Merger. Holders of Hercules stock options will be entitled to elect to convert their options into Ashland stock options based on an exchange ratio derived from the merger consideration or to cash out their options based on the cash equivalent of the merger consideration (less the applicable option strike price), subject to pro ration if the conversion election is oversubscribed. The restrictions on Hercules restricted shares will lapse immediately prior to the Merger and those shares will be entitled to the merger consideration on the same terms as other shares of Hercules common stock. Hercules restricted stock units will be cancelled and settled for a per share amount equal to the cash equivalent of the merger consideration.

     Ashland and Hercules have made representations, warranties and covenants in the Merger Agreement, and the completion of the Merger is subject to satisfaction or waiver of customary closing conditions, including, among others, (i) the effectiveness of a registration statement on Form S-4, (ii) the approval of Hercules’ stockholders of the Merger, (iii) receipt of all applicable approvals under antitrust laws and (iv) the absence of a material adverse effect with respect to Hercules.

     The respective boards of directors of Ashland and Hercules have unanimously approved the Merger, and the Hercules board of directors has agreed to recommend that Hercules’ stockholders approve the Merger. Hercules has agreed, with certain exceptions, not to directly or indirectly solicit, initiate or knowingly encourage proposals relating to alternative business combination transactions. However, the Hercules board of directors may, subject to payment of the termination fee described below, change its recommendation in favor of the Merger if it determines in good faith that such a change in recommendation is required by its fiduciary duties.

     The Merger Agreement is subject to termination by either Ashland or Hercules for various reasons, including their mutual written consent, the failure of the Merger to be consummated on or before March 31, 2009, or the failure of Hercules stockholders to approve the Merger. Ashland may terminate the Merger Agreement if, prior to receiving Hercules’ stockholder approval, the Hercules board of directors recommends or approves any alternative transaction or the Hercules board of directors fails to timely affirm its recommendation of the Merger Agreement upon request from Ashland. Hercules may terminate the Merger Agreement if (i) after Hercules’ stockholder approval, both the average Ashland closing stock price declines by more than 20% for any five-trading-day period compared to the Ashland closing stock price on the day prior to the Hercules stockholder meeting; and Ashland’s closing stock price during the same five-trading-day period also declines by 20% or more than Standard & Poor’s 500 Index, or (ii) prior to receiving Hercules’ stockholder approval, the Hercules board of directors approves a superior proposal for an alternative business combination transaction and concurrently authorizes Hercules to enter into a definitive agreement regarding such an alternative transaction.

     Upon a termination of the Merger Agreement as a result of certain alternative business combination situations or a Hercules board recommendation adverse to the Merger, Hercules will be obligated to pay a termination fee to Ashland in the amount of $77.5 million. The Merger is not conditioned on financing, and Ashland has obtained a commitment letter from Banc of America Securities LLC, Banc of America Bridge LLC, Bank of America, N.A. and the Bank of Nova Scotia, to provide debt financing for the cash portion of the consideration, subject to certain customary conditions. Upon a termination of the Merger Agreement due to Ashland’s inability to receive the necessary financing for the transaction or a breach of Ashland’s covenants related to financing, Ashland will be obligated to pay a termination fee to Hercules in the amount of $77.5 million.

     The foregoing summary of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 to this Item 1.01 and is incorporated herein by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Ashland and Hercules. It is not intended to provide any other factual information about Hercules, Ashland or Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Hercules, Ashland or Merger Sub. Investors should read the Merger Agreement together with the other information concerning Ashland and Hercules that each company publicly files in reports and statements with the Securities and Exchange Commission.

     Ashland and Hercules issued a joint press release on July 11, 2008, announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     In connection with the execution of the Merger Agreement, the following individuals entered into letter agreements with the Company and Ashland (1) agreeing not to exercise their Company stock options and (2) irrevocably electing to cash out their Company stock options, other than underwater Company stock options that will convert into Ashland stock options, subject to certain limitations:

     Craig A. Rogerson, President and Chief Executive Officer

     Fred G. Aanonsen, Vice President and Controller

     Edward V. Carrington, Director Special Projects

     Richard G. Dahlen, Chief Legal Officer

     Israel J. Floyd, Corporate Secretary and General Counsel

     Stuart C. Shears, Vice President and Treasurer

     Allen A. Spizzo, Chief Financial Officer

A form of the letter agreement described above is attached to this Form 8-K as Exhibit 10.1.

Item 8.01       Other Events

     On July 11, 2008, Ashland and Hercules issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Forward-Looking Statements
This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland’s and Hercules’ current expectations about the acquisition of Hercules. Although Ashland and Hercules believe their expectations are based on what management believes to be reasonable assumptions, they cannot assure the expectations reflected in this document will be achieved as they are subject to risks and uncertainties that are difficult to predict and may be outside of Ashland’s and Hercules’ control. These risks and uncertainties may cause actual results to differ materially from those stated, projected or implied. Such risks and uncertainties include the possibility that the benefits anticipated from the Hercules transaction will not be fully realized; the possibility the transaction may not close, including as a result of failure to obtain the approval of Hercules stockholders; the possibility that financing may not be available on the terms committed; and other risks that are described in filings made by Ashland and Hercules with the Securities and Exchange Commission (SEC) in connection with the proposed transaction. Other factors, uncertainties and risks affecting Ashland and Hercules are contained in each company’s periodic filings made with the Securities and Exchange Commission, including Ashland’s Form 10-K for the fiscal year ended Sept. 30, 2007, Ashland’s Form 10-Q for the quarter ended March 31, 2008, Hercules’ Form 10-K for the fiscal year ended Dec. 31, 2007, and Hercules’ Form 10-Q for the quarter ended March 31, 2008 filed with the SEC and available on Ashland’s Investor Relations website at www.ashland.com/investors or Hercules’ website at www.herc.com or the SEC’s website at www.sec.gov. Ashland and Hercules undertake no obligation to subsequently update or revise the forward-looking statements made in this document to reflect events or circumstances after the date of this document.

Additional Information
In connection with the proposed transaction, Ashland and Hercules will be filing documents with the SEC, including the filing by Ashland of a registration statement on Form S-4, and the filing by Hercules of a related preliminary and definitive proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary and definitive proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov or by contacting Ashland Investor Relations at (859) 815-4454 or Hercules Investor Relations at (302) 594-7151. Investors and security holders may obtain free copies of the documents filed with the SEC on Ashland’s Investor Relations website at www.ashland.com/investors or Hercules’ website at www.herc.com or the SEC’s website at www.sec.gov.

Hercules and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Hercules in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Hercules is also included in Hercules’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ashland and Hercules as described above.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description

	2.1	Agreement and Plan of Merger dated as of July 10, 2008 among Ashland Inc.,
Ashland Sub One, Inc. and Hercules Incorporated*
	10.1	Form of Letter Agreement Regarding Treatment of Company Stock Options
	99.1	Joint Press Release dated July 11, 2008

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hercules undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES INCORPORATED

Date: July 14, 2008	By: /s/ Israel J. Floyd
Israel J. Floyd
Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 10, 2008 among Ashland Inc.,
Ashland Sub One, Inc. and Hercules Incorporated*
10.1	Form of Letter Agreement Regarding Treatment of Company Stock Options
99.1	Joint Press Release dated July 11, 2008

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hercules undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.